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                                                                    EXHIBIT 12.1

DEL MONTE FOODS COMPANY AND SUBSIDIARIES
STATEMENT RE: COMPUTATION OF EARNINGS TO FIXED CHARGES

                                                          FISCAL YEAR
                                         ------------------------------------------
                                          2003        2002        2001        2000
                                         ------      ------      ------      ------
                                               (IN MILLIONS, EXCEPT RATIO)
Earnings:
Consolidated pre-tax income (loss)       $201.1      $261.9      $(29.3)      216.4
Interest expense                           45.3          --          --          --
Interest portion of rent expense(a)        15.7         4.1         1.7         3.2
                                         ------      ------      ------      ------
              Earnings (loss)            $262.1      $266.0      $(27.6)     $219.6
                                         ======      ======      ======      ======

FIXED CHARGES:
Interest expense                         $ 45.3          --          --          --
Interest portion of rent expense(a)        15.7         4.1         1.7         3.2
                                         ------      ------      ------      ------
              Fixed charges              $ 61.0      $  4.1      $  1.7      $  3.2
                                         ======      ======      ======      ======

FIXED CHARGE RATIO:
Ratio of earnings to fixed charges         4.3x       64.9x         n/a       68.6x
Deficiency of earnings to
    cover fixed charges                  $   --      $   --      $ 29.3      $   --
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(a) Interest portion of rent expense is assumed equal to 33% of operating lease and rental expense for the period.